UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of

               The Securities Exchange Act of 1934


 Date of Report (Date of Earliest Event Reported): December 3, 2002


                       NOVO NETWORKS, INC.
     (Exact Name of Registrant as Specified in Its Charter)


          Delaware                0-28579             75-2233445
(State or Other Jurisdiction    (Commission         (IRS Employer
      of Incorporation)         File Number)     Identification Number)


       2311 Cedar Springs Road, Suite 400,
                  Dallas, Texas                       75201
     (Address of Principal Executive Offices)      (Zip Code)



Registrant's Telephone Number, Including Area Code: (214) 777-4100



  (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events and Regulation FD Disclosure

          On December 3, 2002, the Registrant received Mr. Mark R. Graham's letter of resignation from the Registrant's Board of Directors, effective November 27, 2002. Mr. Graham held a seat as a Class I Director. Mr. Jan Robert Horsfall will continue as the sole
          Class I Director until such time, if any, as the Board of Directors appoints an individual to fill the remainder of Mr. Graham's term. Class I Directors are up for re-election by the Registrant's Stockholders at the 2003 Annual Meeting.


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NOVO NETWORKS, INC.


Date: December 3, 2002              /s/  BARRETT N. WISSMAN
                                   -----------------------------
                                   Name:     Barrett N. Wissman
                                   Title:    President